UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 9, 2008
__________________________

FIREPOND, INC.
(Exact Name of Registrant as Specified in its Charter)
__________________________

Delaware	000-28515	20-3446646
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

205 Newbury Street, Suite 204, Framingham, Massachusetts 01701
(Address of Principal Executive Offices) (Zip Code)

(508) 820-4300
(Registrant’s telephone number,
including area code)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On January 3, 2008, FP Tech Holdings, LLC, a Texas limited liability company (“FP Tech”), located at 207C N. Washington Ave., Marshall, Texas 75670, acquired all securities of the Company previously owned directly or indirectly by its Chairman, Douglas B. Croxall.  According to filings with the Securities and Exchange Commission, FP Tech acquired the following securities:

Title of Security	Amount Acquired	Price

Common Stock	546,875	$1.91 per share
Common Stock (1)	15,000	$1.91 per share
Common Stock (2)	1,927,414	$1.91 per share
Senior Secured Convertible Notes Due 2009 (3)	48,000	$91,680
Call Option (obligation to sell) (4)	26,041	$0
Call Option (obligation to sell) (4)	26,041	$0
Call Option (obligation to sell) (4)	26,043	$0

1. The common stock sale reported herein was made by Robert Willard & Associates LLC. Douglas Croxall is a member and the sole manager of Robert Willard & Associates, LLC.
2. The common stock sale reported herein was made by Jaguar Technology Holdings, LLC ("Jaguar"). Mr. Croxall is the sole member of Riverland Enterprises LLC, which is the sole member-manager of Jaguar.

3. The convertible note sale reported herein was made by Robert Willard & Associates LLC. Douglas Croxall is a member and the sole manager of Robert Willard & Associates, LLC.
4. The call option reported herein represents an obligation to sell and deliver shares at future dates for which shares the purchase price has already been paid.

The above listed securities represent 2,615,414 shares of common stock, or approximately 31.3%, of the Company’s issued and outstanding shares of common stock.  An affiliate of FP Tech, NMPP, Inc. owns an additional 336,562 shares, or approximately an additional 4.0%, of the Company’s issued and outstanding shares of common stock. These shares represent the largest ownership interest of the Company’s common stock.

The source of funds used by FP Tech is not known by the Company.

The Company is not aware of any arrangements or understandings among members of the former and new control groups and their respective associates with respect to election of directors or other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIREPOND, INC.

Date: January 9, 2008	By:	/s/ Stephen Peary
Stephen Peary
Chief Financial Officer